HCSB Financial Corporation

Press Release

FOR IMMEDIATE RELEASE

Contact:

Michael S. Addy

Chairman of the Board

HCSB Financial Corporation/Horry County State Bank

(843) 756-6333

HCSB Financial Corporation Announces $45 Million Capital Raise and

Recapitalization of Horry County State Bank

•         $45 million investment led by Castle Creek Capital Partners VI, L.P.

•         Repurchase or redemption of all outstanding Series T preferred stock, trust preferred securities, and subordinated debt

•         Appointment of Jan Hollar as Chief Executive Officer and the retirement of Jimmy Clarkson

•         Appointment of other new executive officers and board members

Loris, South Carolina — HCSB Financial Corporation (the “Company”) announced today that it has entered into a stock purchase agreement with Castle Creek Capital Partners VI, L.P. and certain other institutional and accredited investors, pursuant to which it expects to raise aggregate gross proceeds of $45 million through a private placement of shares of common stock at $0.10 per share and shares of a new series of non-voting mandatorily convertible non-cumulative preferred stock at $10.00 per share. The closing of the private placement is subject to regulatory approval and other conditions.

Upon closing of the private placement and receipt of regulatory approvals, Castle Creek will, and one or more other investors may, be entitled to have one representative appointed to both the Company’s and Bank’s (as defined below) board of directors, and one or more other investors may be entitled to have a non-voting board observer.

The Company intends to use the net proceeds of the private placement to repurchase the Company’s outstanding Series T preferred stock, trust preferred securities, and subordinated debt notes, as described below, and to recapitalize the Company’s wholly-owned bank subsidiary, Horry County State Bank (the “Bank”) to support its operations and increase its capital ratios to meet the higher minimum capital ratios required under the terms of the Bank’s consent order with the FDIC and the South Carolina Board of Financial Institutions.

The Company also announced that it has entered into an agreement with the U.S. Treasury to repurchase its outstanding Series T preferred stock, which were issued as part of the TARP Capital Purchase Program, at a 99% discount and an agreement with the holder of its trust preferred securities to repurchase those securities at a 90% discount. In addition, the Company announced that on March 2, 2016, it received final court approval of the settlement of a class action lawsuit that had been brought by holders of its subordinated debt notes. Pursuant to the settlement, the Company will pay each class member an amount equal to 20% of the principal of such person’s subordinated debt note. In exchange, class members will grant all defendants in the lawsuit a full and complete release of all claims that were asserted or could have been asserted in the class action lawsuit. The Company is settling the class action solely to avoid future inconvenience and protracted, costly litigation and to help facilitate the recapitalization of the Bank, and the settlement does not constitute a concession or admission of wrongdoing or liability by any of the defendants.

The Company must still receive the necessary regulatory approvals or nonobjections for each of these agreements and payments. Assuming it receives these approvals, it anticipates closing the recapitalization in April 2016.

Jimmy Clarkson, who has served as the president and chief executive officer of the Company and the Bank since the formation of the Bank in 1987 and the formation of the Company in 1999, will retire at the closing of the recapitalization. Mr. Clarkson will continue to assist the board of directors and the management team as a consultant on matters related to the Bank’s business.

Jan H. Hollar will become the chief executive officer and a director of the Company and the Bank, effective as of the closing of the recapitalization. Ms. Hollar brings extensive banking expertise from her 37 years of experience in the financial services industry. She has been working with the Bank as a consultant on a part-time basis since August 2014 and on a full-time basis since November 2015. During her career, Ms. Hollar has worked mainly with regional and community banks in the Carolinas, and she has gained experience in evaluating corporate strategic decisions, structuring a bank’s balance sheet, addressing significant regulatory compliance issues, managing employees with varied skills and development, as well as developing and implementing corporate-wide processes and programs, and designing, hiring and training of many banking professionals, among other things. Most notably, Ms. Hollar served as executive vice president and chief financial officer of Yadkin Financial Corporation and Yadkin Bank in Statesville, North Carolina from September 2009 until July 2014, when Yadkin merged with VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. Ms. Hollar had been hired by Yadkin in 2009 as part of the executive management team that was brought in to address the challenges facing Yadkin as a result of the Great Recession. Yadkin’s management team engineered a significant turn-around in Yadkin’s operations and executed a number of key strategic measures to position the company and the bank for future growth, including raising a significant amount of capital from institutional investors, redeeming or exchanging all of Yadkin’s outstanding TARP preferred stock, and cleaning up the balance sheet through the disposition of troubled assets. The board of directors believes that Ms. Hollar’s experience with the turnaround at Yadkin makes her well qualified to lead the recapitalized Company and Bank.

Ms. Hollar commented, “I am honored to be in this position at a pivotal time for Horry County State Bank. This is a bank with a great history of serving its customers, and we are looking forward to continuing that service with the strong financial position we will have following this recapitalization. Our customers will always come first as we strive to bring them trusted advice and sound financial solutions.” Ms. Hollar added: “We are excited about the capital raise and our partnership with Castle Creek and our other investors. This capital raise significantly strengthens our balance sheet and will put us in a position soon to exit our written agreement and our consent order. We look forward to the financial and strategic flexibility this capital will provide us.”

Effective as of February 26, 2016, Jack McElveen was appointed as the new chief credit officer of the Bank, replacing the Bank’s long-time chief credit officer, Glenn Bullard, who retired on December 31, 2015. Mr. McElveen brings extensive banking expertise to the Bank from his 30 years of experience in the financial services industry, having most recently served as chief credit officer of the $1.1 billion-asset The Palmetto Bank in Greenville, South Carolina from July 2009 to August 2015. As with Ms. Hollar, Mr. McElveen was originally hired in 2009 as part of the executive management team that was brought in to address the significant challenges facing The Palmetto Bank as a result of the Great Recession, and Mr. McElveen led the bank’s credit team through its turnaround.

Mike Addy, the Company’s chairman of the board, stated, “We are very grateful to Mr. Clarkson for his tireless service to the Bank and the Company over the last 29 years, particularly for guiding us through the Great Recession. Without Mr. Clarkson’s leadership and perseverance, we would not have made it through the last few years, nor would be in position to announce this recapitalization today.” Mr. Addy added, “I am also excited that Jan Hollar and Jack McElveen have agreed to join our leadership team, and I am pleased that a representative of Castle Creek will be joining our board of directors. I believe that their expertise and guidance will help contribute to our future success.”

The Company also announced plans to conduct a $3 million public offering to allow existing shareholders and certain other persons to purchase common stock at the same purchase price per share as the investors in the capital raise described above. Mr. Addy stated, “Our legacy shareholders and subordinated debt holders have stood by our side during the prolonged economic downturn. It was important to us to provide these shareholders the opportunity to purchase additional shares at the same price as the investments made by Castle Creek and the other institutional investors.”

The Company intends to hold its 2016 annual meeting of shareholders in the spring of 2016 on a date to be announced.

Hovde Group, LLC served as the exclusive placement agent for the private placement and as financial advisor to the Company and the Bank. Nelson Mullins Riley & Scarborough LLP served as the Company’s legal advisor. Sidley Austin LLP served as legal advisor to Castle Creek.

For additional information regarding the terms and conditions of the transactions described in this press release, please refer to the Current Report on Form 8-K, which the Company expects to file with the Securities and Exchange Commission on or about March 3, 2016.

Important Information

Certain investments discussed in this press release involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to the private placement, the repurchase of the Series T preferred stock, trust preferred securities, and subordinated debt notes, the changes to its management team and board of directors, and the $3 million public offering, and (ii) statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.